ERNST & YOUNG	Ernst & Young LLP Chartered Accountants Ernst & Young Tower Toronto-Dominion Centre P.O. Box 251 Toronto, Canada M5K 1J7	Phone: 416.864-1234 Fax: 416.864-1174

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We consent to the inclusion in this Annual Report on Form 20-F of Intier Automotive Inc. of our report dated February 17, 2004, with respect to the consolidated financial statements of Intier Automotive Inc. included in the 2003 Annual Report to Shareholders of Intier Automotive Inc.

Toronto, Canada, February 17, 2004	/s/ ERNST & YOUNG LLP Ernst & Young LLP Chartered Accountants